UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 5, 2004

Exide Technologies

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11263 (Commission File Number)	23-0552730 (IRS Employer Identification No.)

Crossroads Corporate Center
3150 Brunswick Pike
Suite 230
Lawrenceville, New Jersey 08648
(Address of principal executive offices, including zip code)

(609) 512-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

SIGNATURES
EX-10.1 CREDIT AGREEMENT

Item 5. Other Events.

     On May 5, 2004, Exide Technologies and Exide Global Holding Netherlands C.V. entered into a Credit Agreement (the “Credit Agreement”) for aggregate indebtedness of $445 million and  €130 million, consisting of a $100 million multi-currency revolving loan, two $172.5 million Dollar-denominated term loans and a  €130 million Euro-denominated term loan. Credit Suisse First Boston and Fleet Securities, Inc. are syndication agents and Deutsche Bank AG New York Branch is administrative agent of the Credit Agreement. A copy of the Credit Agreement is attached hereto as Exhibit 10.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

     10.1 Credit Agreement, among Exide Technologies, Exide Global Holding Netherlands C.V., the Lenders from time to time party thereto, Credit Suisse First Boston and Fleet Securities, Inc., as Syndication Agents, Deutche Bank AG New York Branch, as Administrative Agent, Credit Suisse First Boston, as Book Running Manager, and Deutche Bank Securities Inc., as Sole Lead Arranger and Book Running Manager, dated as of May 5, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXIDE TECHNOLOGIES
Date: May 7, 2004	By: /s/ Stuart H. Kupinsky Name: Stuart H. Kupinsky Title: Executive Vice President, General Counsel and Secretary

2